UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013

Synergy Pharmaceuticals Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 1609 New York, NY	10170
(Address of principal executive offices)	(Zip code)

(212) 297-0020

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On January 17, 2013 (the “Effective Date”), Synergy Pharmaceuticals Inc. (the “Company”) completed its acquisition of Callisto Pharmaceuticals, Inc. (“Callisto”) by means of the merger of Callisto with and into the Company (the “Merger”). As a result of the Merger, each outstanding share of Callisto common stock was converted into the right to receive 0.1799 of one share of Synergy common stock (the “Exchange Ratio”) and the 22,295,000 shares of the Company held by Callisto were canceled. In addition, each stock option exercisable for shares of Callisto common stock that was outstanding on the Effective Date was assumed by the Company and converted into a stock option to purchase the number of shares of the Company’s common stock that the holder would have received if such holder had exercised such stock option for shares of Callisto common stock prior to the Merger and exchanged such shares for shares of the Company’s common stock in accordance with the Exchange Ratio. In addition, each Callisto stock option exercisable for shares of Company common stock outstanding on the Effective Date was assumed by the Company and each outstanding warrant or obligation to issue a warrant to purchase shares of Callisto common stock, whether or not vested, was cancelled.

In connection with the consummation of the Merger, the Company expects to issue a total of approximately 28,605,354 shares of its common stock to former Callisto stockholders in exchange for their shares of Callisto common stock. The shares of Company common stock issued to Callisto stockholders represent approximately 39% of the Company’s issued and outstanding common stock following the Merger. Each share of Company Common Stock received in connection with the Merger will be subject to a lock-up beginning on the Effective Date and ending on the earlier of (i) the twenty-four (24) months after such date, (ii) a Change in Control (as defined in the merger agreement), or (iii) written consent of the Company, at the Company’s sole discretion, provided the Company’s consent shall apply to all shares issued pursuant to the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2013, the Company filed an amendment to its second amended and restated certificate of incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, which was approved by the stockholders at the Company’s 2012 annual meeting held on January 14, 2013. A copy of the Amendment filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 17, 2013, the Company issued a press release announcing the completion of the Merger.   A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d)  Exhibits.

3.1	Amendment to the Second Amended and Restated Certificate of Incorporation, effective January 15, 2013
99.1	Press Release, dated January 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY PHARMACEUTICALS INC.

Date: January 17, 2013	By:	/s/ Gary S. Jacob
Name: Gary S. Jacob, Ph.D.
Title: Chief Executive Officer